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                                                                   EXHIBIT 10(V)



            FORM OF SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT


Goodrich Corporation ("Goodrich") entered into a Supplemental Executive Retirement Plan Agreement identical to the form attached hereto with each of the following Goodrich executive officers on the dates and having the "Benefit Service Start Dates" indicated:


     Date              Name                      Benefit Service Start Date
     ----              ----                      --------------------------
     01/01/02          Marshall O. Larsen                 12/01/95
     01/01/02          Terrence G. Linnert                11/03/97
     01/01/02          Ulrich Schmidt                     10/01/00
     01/01/02          Stephen R. Huggins                 02/16/99
     01/01/02          Jerry S. Lee                       06/01/00
     01/01/02          John J. Carmola                    04/01/00
     04/16/02          Cynthia M. Egnotovich              04/16/02
     01/01/02          John J. Grisik                     10/01/99




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                              GOODRICH CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                  INTRODUCTION

The purpose of this Plan is to provide additional pension benefits and supplemental retiree medical benefits to certain executive employees of Goodrich Corporation. This Plan, currently known as the Goodrich Corporation Supplemental Executive Retirement Plan, is hereby amended and restated as of January 1, 2002. This restatement of the Plan reflects all prior amendments to the Plan.

I. DEFINITIONS

         1.1 "ALTERNATIVE PENSION BENEFITS" means the benefits provided pursuant to Article III of this Plan.

         1.2 "BENEFIT SERVICE START DATE" means the date specified for an Eligible Employee pursuant to Section 2.1 of the Plan.

         1.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.4 "COMPANY" means Goodrich Corporation.

         1.5 "COVERED COMPENSATION" means Covered Compensation as defined in the Goodrich Retirement Plan.

         1.6 "EARNINGS" means the definition of compensation contained in the Goodrich Retirement Plan with the following modifications:

                  (a) For purposes of this Plan, Earnings shall be increased by the amount of salary reduction contributions made to the Goodrich Corporation Savings Benefit Restoration Plan or the Goodrich Pump and Engine Controls, Inc. Savings Benefit Equalization Plan; and

                  (b) For purposes of this Plan, Earnings shall be determined without regard to the limitation on compensation contained in Code Section 401(a)(17).

         1.7 "ELIGIBLE EMPLOYEE" means an individual (a) who is or was an employee of the Company, (b) who is or was a participant in the Goodrich Corporation Employees' Pension Plan or a predecessor plan, (c) who is or has been designated as a Eligible Employee by the Board of Directors of the Company.

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         1.8 "FINAL AVERAGE EARNINGS" means the definition of average compensation contained in the Goodrich Retirement Plan as modified by the definition of Earnings contained in this Plan.

         1.9 "GOODRICH RETIREMENT PLAN" means the Goodrich Corporation Employees' Pension Plan.

         1.10 "PLAN" means this Goodrich Corporation Supplemental Executive Retirement Plan, as in effect at any time."

         1.11 "RETIREE MEDICAL PLAN" means the Goodrich Corporation Medical and Prescription Drug Plan for Salaried Retirees, as such plan may be amended from time to time.

         1.12 "SUPPLEMENTAL RETIREE MEDICAL BENEFITS" means the benefits provided pursuant to Article V of this Plan.

         1.13 "SUPPLEMENTAL PENSION BENEFITS" means the benefits provided pursuant to Article IV of this Plan.

         1.14 "YEARS OF BENEFIT SERVICE" means an Eligible Employee's Years of Benefit Service, as determined under the Goodrich Retirement Plan. Notwithstanding the foregoing, if an Eligible Employee receives payments after termination of employment under the terms of the Goodrich Corporation Management Continuity Agreement, the period of service for which such payments are made shall be credited under this Plan as Years of Benefit Service if the Eligible Employee does not receive the equivalent of a pension benefit for such service under the Goodrich Corporation Management Continuity Agreement.

         1.15 "YEARS OF SERP SERVICE" means an Eligible Employee's period of service from the Eligible Employee's Benefit Service Start Date to the date the Eligible Employee terminates employment with the Company or is no longer an Eligible Employee, using the methodology for calculating Years of Benefit Service under the Goodrich Retirement Plan. As provided in Sections 4.2 and 4.5 of the Plan, Years of SERP Service used to calculate Supplemental Pension Benefits shall be limited to a maximum of 15 years, and Years of SERP Service shall be reduced, if necessary, so that the sum of an Eligible Employee's Years of Benefit Service and Years of SERP Service do not exceed thirty-five years.

II. ELIGIBILITY AND BENEFITS

         2.1 An Eligible Employee shall be notified by the Company of his or her eligibility to receive benefits under this Plan and shall be provided with a copy of the Plan which shall be signed by the Eligible Employee and which shall specify the Eligible Employee's Benefit Service Start Date.

         2.2 Subject to the terms and conditions contained in this Plan, an Eligible Employee shall be entitled to receive Alternative Pension Benefits as described in Article III of the Plan, Supplemental Pension Benefits as described in Article IV of the Plan, and Supplemental Retiree Medical Benefits as described in Article V of the Plan.


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III. ALTERNATIVE PENSION BENEFITS

         3.1 An Eligible Employee shall be entitled to receive Alternative Pension Benefits which shall be calculated and paid in accordance with the provisions of this Article III.

         3.2 An Eligible Employee's Alternative Pension Benefit shall be a yearly pension benefit equal to 1.5% of the Eligible Employee's Final Average Earnings multiplied by the Eligible Employee's Years of Benefit Service, plus ..45% of the Eligible Employee's Final Average Earnings in excess of Covered Compensation multiplied by the Eligible Employee's Years of Benefit Service up to a maximum of 35 Years of Benefit Service.

         3.3 Notwithstanding the provisions contained in Section 3.2, an Eligible Employee's Alternative Pension Benefit shall be reduced by the amount of any benefit paid to the Eligible Employee from the Goodrich Retirement Plan and/or the amount of any benefit paid to the Eligible Employee from a benefit restoration plan or a benefit equalization plan sponsored by the Company that provides special benefits to Eligible Employees as a result of limitations applicable to the Goodrich Retirement Plan.

         3.4 An Eligible Employee's Alternative Pension Benefit shall be payable, at the election of the Eligible Employee, under any payment option which could have been elected by the Eligible Employee under the Goodrich Retirement Plan. Notwithstanding the foregoing, if an Eligible Employee is entitled to receive a benefit from the Goodrich Retirement Plan, any Alternative Pension Benefit to be paid from this Plan shall be calculated using the same payment option elected by the Eligible Employee under the Goodrich Retirement Plan. Alternative Pension Benefits shall be actuarially adjusted in the same manner as benefits are adjusted under the Goodrich Retirement Plan.

         3.5 Notwithstanding the provisions contained in Section 3.4, an Eligible Employee may elect to have his or her Alternative Pension Benefits paid in a single lump sum payment. Lump sum amounts shall be paid to the Eligible Employee 90 days after the Eligible Employee's benefit commencement date under the Goodrich Retirement Plan, or as soon as administratively feasible thereafter. If an Eligible Employee is not eligible to receive a benefit from the Goodrich Retirement Plan, the lump sum amount shall be paid to the Eligible Employee 90 days after termination of employment, or as soon as administratively feasible thereafter. The election of a lump sum payment shall be made in writing and may be delivered to the Committee at any time up to 30 days before the Eligible Employee's benefit commencement date or termination of employment. Lump sum payments shall be calculated using an immediate annuity factor and the interest rate and mortality table specified in the Goodrich Retirement Plan as of the valuation date. Lump sum payments shall be in lieu of all Alternative Pension Benefits, but shall have no effect on the form, timing, or amount of any distribution from the Goodrich Retirement Plan.

IV. SUPPLEMENTAL PENSION BENEFITS

         4.1 An Eligible Employee shall be entitled to receive Supplemental Pension Benefits which shall be calculated and paid in accordance with the provisions of this Article IV.

         4.2 Subject to the maximum Years of Service contained in Section 4.5 of the Plan, an Eligible Employee's Supplemental Pension Benefit shall be a yearly pension benefit equal to


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1.6% of the Eligible Employee's Final Average Earnings multiplied by the
Eligible Employee's Years (and partial years) of SERP Service (up to a maximum of fifteen Years of SERP Service).

         4.3 An Eligible Employee's Supplemental Pension Benefit shall be payable, at the election of the Eligible Employee, under any payment option which could have been elected by the Eligible Employee under the Goodrich Retirement Plan. Notwithstanding the foregoing, if an Eligible Employee is entitled to receive a benefit from the Goodrich Retirement Plan, any Supplemental Pension Benefit to be paid from this Plan shall be calculated using the same payment option elected by the Eligible Employee under the Goodrich Retirement Plan. Supplemental Pension Benefits shall be actuarially adjusted in the same manner as benefits are adjusted under the Goodrich Retirement Plan.

         4.4 Notwithstanding the provisions contained in Section 4.3, an Eligible Employee may elect to have his or her Supplemental Pension Benefits paid in a single lump sum payment. Lump sum amounts shall be paid to the Eligible Employee 90 days after the Eligible Employee's benefit commencement date under the Goodrich Retirement Plan, or as soon as administratively feasible thereafter. The election of a lump sum payment shall be made in writing and may be delivered to the Committee at any time up to 30 days before the Eligible Employee's benefit commencement date. Lump sum payments shall be calculated using an immediate annuity factor and the interest rate and mortality table specified in the Goodrich Retirement Plan as of the valuation date. Lump sum payments shall be in lieu of all Supplemental Pension Benefits, but shall have no effect on the form, timing, or amount of any distribution from the Goodrich Retirement Plan.

         4.5 Notwithstanding any other provision of this Plan, an Eligible Employee's Years of SERP Service shall be reduced, if necessary, so that the sum of the Eligible Employee's Years of Benefit Service and Years of SERP Service do not exceed thirty-five. Notwithstanding the foregoing, this provision of the Plan shall not apply to Eligible Employee's who were participants in the Plan on January 1, 2001.

V. SUPPLEMENTAL RETIREE MEDICAL BENEFITS

         5.1 An Eligible Employee and his or her eligible beneficiaries (as described in the Retiree Medical Plan) shall be entitled to receive Supplemental Retiree Medical Benefits as provided in this Article V, provided, however, that the provisions of this Article shall not apply to any Eligible Employee who becomes an Eligible Employee after December 31, 2002.

         5.2 In the event and to the extent an Eligible Employee or his or her eligible beneficiaries are not eligible to participate in or are not entitled to full benefits under the Retiree Medical Plan following termination of employment, the Eligible Employee and his or her eligible beneficiaries shall be entitled to Supplemental Retiree Medical Benefits equal to the full benefits provided under the Retiree Medical Plan as in effect from time to time.

         5.3 Supplemental Retiree Medical Benefits shall be payable to the Eligible Employee and his or her eligible beneficiaries from and after the later of the date the Eligible Employee terminates employment with the Company, or the date Eligible Employee reaches (or in the event of death would have reached) age 55.

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VI. DEATH BENEFITS

         6.1 Except as provided in Section 6.2, if an Eligible Employee dies prior to retirement, his or her surviving spouse shall be entitled to receive a supplemental survivor annuity under this Plan. The amount of such supplemental survivor annuity shall be based on any Alternative Pension Benefit and/or Supplemental Pension Benefit payable under this Plan converted to a preretirement survivor annuity using the calculation methodology contained in the Goodrich Retirement Plan. Supplemental Pension death benefits shall be paid at the same time and in the same form as death benefits are paid to the surviving spouse under the Goodrich Retirement Plan. Alternative Pension death benefits shall be paid under any form of death benefit permitted under the Goodrich Retirement Plan, as elected by the surviving spouse.

         6.2 Notwithstanding the provisions contained in Section 6.1, if an Eligible Employee dies after attaining age 55 and completing 5 years of vesting service, the Eligible Employee's surviving spouse shall receive a lump sum benefit in lieu of the death benefit provided under Section 6.1. The lump sum benefit shall be the amount the Eligible Employee would have been entitled to receive as a lump sum benefit if the Eligible Employee had retired on the day before his or her death. Lump sum payments to a surviving spouse of an Eligible Employee shall be paid to the surviving spouse 90 days after the surviving spouse's benefit commencement date under the Goodrich Retirement Plan, or as soon as administratively feasible thereafter.

VII. PAYMENT OF BENEFITS AND RESERVATION OF RIGHTS

         7.1 Alternative Pension Benefits, Supplemental Pension Benefits, and Supplemental Retiree Medical Benefits payable pursuant to the provisions of this Plan shall be paid from the general assets of the Company. Such benefits shall be paid in the same manner, and at the same time, as such benefits would be payable if paid from the underlying Goodrich Retirement Plan or Retiree Medical Plan.

         7.2 Nothing in this Plan shall prevent the Company from terminating or amending the Goodrich Retirement Plan or the Retiree Medical Plan and any benefits payable from this Plan, to the extent such benefits are determined pursuant to the provisions of the Goodrich Retirement Plan or the Retiree Medical Plan, shall be calculated pursuant to the provisions of such plans as amended.

         7.3 The Company may amend or terminate this Plan at any time, provided, however, that any such amendment or termination shall not reduce any Alternative Pension Benefits or Supplemental Pension Benefits which have accrued prior to the date of such amendment or termination.

VIII. GENERAL PROVISIONS

         8.1 To the extent benefits paid under this Plan are subject to withholding under Federal, state, and/or local law, such amounts shall be withheld from the payments due to Eligible Employees.

         8.2 The right or interest of any person to a benefit under this Plan shall not be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

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         8.3 The establishment of this Plan shall not confer any legal right to an Eligible Employee for continuation of employment, or interfere with the right of an Employer to discharge an Eligible Employee or to treat an Eligible Employee without regard to the impact that such treatment may have under this Plan.

         8.4 Except to the extent that Federal law is controlling, this Plan shall be construed and administered in accordance with the laws of the State of North Carolina.


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         Executed by the Company this ___ day of ___________________, ____.


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         Accepted by the Eligible Employee this ___ day of ______________, ____.



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         The Benefit Service Start Date for the Eligible Employee is ___________